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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 1, 1999

                            STERLING BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)



                 Texas                                 0-20750                                74-2175590
    (State or other jurisdiction of            (Commission File Number)          (I.R.S. Employer Identification No.)
    incorporation or organization)

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                             15000 Northwest Freeway
                              Houston, Texas 77040
                              (Address of principal
                                executive offices
                                  and zip code)

                                 (713) 466-8300
                         (Registrant's telephone number,
                              including area code)






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ITEM 5.  OTHER EVENTS

         (a) On June 1, 1999, Sterling Bancshares, Inc. ("Sterling") completed the acquisition of B.O.A. Bancshares, Inc., a Texas corporation and a registered bank holding company ("B.O.A."). Pursuant to the Agreement and Plan of Merger dated as of February 24, 1999 (the "Merger Agreement"), among Sterling, Sterling
Bancorporation, Inc. ("Bancorporation"), a wholly owned subsidiary of Sterling, and B.O.A., B.O.A. merged with and into Bancorporation with Bancorporation as the surviving entity.

         Pursuant to the Merger Agreement, each issued and outstanding share of B.O.A. common stock, par value $1.00 per share (other than shares held by Sterling or its subsidiaries and shares held by dissenting stockholders), was converted into the right to receive 1.1 shares of Sterling common stock, par value $1.00 per share ("Sterling Common Stock"), for a total of 1,854,600 shares of Sterling Common Stock. The transaction was structured as a tax-free exchange to B.O.A. shareholders, and was accounted for as a pooling of interests.

         B.O.A. operates three banking offices in Houston, Texas.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED AND PRO FORMA FINANCIAL
INFORMATION

         The transaction described in Item 5 did not constitute an acquisition of a significant amount of assets and, therefore, did not require the furnishing of separate financial statements of B.O.A. and pro forma financial information.

         (B)     EXHIBITS

         None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               STERLING BANCSHARES, INC.


Date:    June 1, 1999

                                               By:  /s/ George Martinez
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                                                  George Martinez
                                                  Chairman and Chief
                                                    Executive Officer